SECURITIES and EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 11, 2003



                               KOGER EQUITY, INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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                 (State or other jurisdiction of incorporation)

           1-9997                                      59-2898045
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      (Commission File Number)           (IRS Employer Identification No.)

            225 NE Mizner Blvd., Suite 200
                 Boca Raton, Florida                                 33432
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       (Address of principal executive offices)                   (Zip Code)

                                 (561) 395-9666
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              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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Item 2.    Acquisition or Disposition of Assets.

On September 11, 2003, Koger Equity, Inc. (the "Company") acquired the Rosemeade Building and CIGNA Plaza (the "Properties") in Dallas, Texas for approximately $33.2 million. The Properties are comprised of two office buildings which contain approximately 280,000 square feet of rentable space. The Rosemeade Building is located at the intersection of the George Bush Turnpike and the Dallas North Tollway in the Far North Dallas submarket. CIGNA Plaza is located at the intersection of State Highway 114 and the George Bush Turnpike, in Las Colinas and adjacent to the Dallas/Ft. Worth International Airport. The funds required for this acquisition were drawn from proceeds from the Company's recent preferred stock issuance. The Properties were acquired from the State Teachers Retirement System of Ohio, an unrelated third party.

The Company considered various factors in determining the price to be paid for this acquisition. Factors considered included the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs on the Properties and anticipated changes therein under Company ownership, the physical condition and location of the Properties, the need for capital improvements, the anticipated effect on the Company's financial results, and other factors. The Company took into consideration capitalization rates at which it believed other comparable properties had recently sold. However, the Company determined the price it was willing to pay primarily on the factors discussed above relating to the Properties themselves and their fit into the Company's existing operations. No separate independent appraisal was obtained in connection with this acquisition. The Company intends to lease office space in the Properties to tenants as it does the other office buildings contained in its portfolio. A third party management company will manage the Properties.



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Item 7.           Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

      (a) Financial Statements of Real Estate Acquired.

                  The Company has engaged an independent accounting firm to audit the Properties' Statement of Revenues and Certain Expenses for the year ended December 31, 2002. This Statement will be prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Upon the completion of the audit and within 75 days of the reportable event described above, the Company will file the audited Statement as an amendment to this Form 8-K.

      (b) Pro Forma Financial Statements.

                  The Company is currently developing unaudited pro forma financial statements including (i) the Company's pro forma balance sheet as of December 31, 2002, as if the acquisition occurred on December 31, 2002, (ii) the Company's pro forma statement of operations for the year ended December 31, 2002, as if the acquisition occurred on January 1, 2002, and (iii) a pro forma statement of estimated taxable operating results and estimated cash to be made available by operations of the Company for the year ended December 31, 2002, as if the acquisition occurred on January 1, 2002. Within 75 days of the reportable event described above, the Company will file the pro forma financial statements as an amendment to this Form 8-K.

      (c) Exhibits.

             Exhibit
             Number        Description of Exhibit
             -------       ----------------------

                   99      Koger Equity, Inc. News Release, dated September
                           12, 2003.




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Item 9.           Regulation FD Disclosure

Koger Equity, Inc. announced the acquisition through an affiliated partnership of the Rosemeade Building and CIGNA Plaza in Dallas, Texas. These properties consist of two office buildings containing approximately 280,000 square feet and were acquired for an approximate total purchase price of $33.2 million as more particularly described in its News Release, dated September 12, 2003, a copy of which is attached hereto as Exhibit 99 and by this reference made a part hereof.

For more information on Koger Equity, Inc., contact the company at 800-850-2037 or visit its Web site at www.koger.com.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    KOGER EQUITY, INC.

Dated: September 15, 2003           By:  /s/    Steven A. Abney
                                         ---------------------------------------
                                                Steven A. Abney
                                       Title:   Vice President, Finance and
                                                Chief Accounting Officer
                                                (Principal Financial Officer)